EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SunPower Corporation (the “Company”) on Form 10-Q as amended to date for the period ending April 1, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”). We, Thomas H. Werner and Emmanuel T. Hernandez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2007

/s/ THOMAS H. WERNER
Thomas H. Werner
Chief Executive Officer (Principal Executive Officer)

/s/ EMMANUEL T. HERNANDEZ
Emmanuel T. Hernandez
Chief Financial Officer (Principal Financial and Accounting Officer)